EXHIBIT 23.1










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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-2 of our report dated September 27, 2002 relating to the financial statements of Telmark LLC, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.





/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP


Syracuse, New York
November 25, 2002



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